   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1996


                                                      REGISTRATION NO. 333-12761
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            FORRESTER RESEARCH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                            7389                           04-2797789
 (State or Other Jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
      of Incorporation or          Classification Code Number)          Identification Number)
         Organization)

   1033 MASSACHUSETTS AVENUE, CAMBRIDGE, MASSACHUSETTS 02138 (617) 497-7090 (Address, including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                                GEORGE F. COLONY
         CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                            FORRESTER RESEARCH, INC.
                           1033 MASSACHUSETTS AVENUE
                         CAMBRIDGE, MASSACHUSETTS 02138
                                 (617) 497-7090
 (Name, Address, including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------

                                   Copies to:

              ANN L. MILNER, ESQ.                             PETER B. TARR, ESQ.
                  ROPES & GRAY                                   HALE AND DORR
            ONE INTERNATIONAL PLACE                             60 STATE STREET
                BOSTON, MA 02110                                BOSTON, MA 02109
                 (617) 951-7000                                  (617) 526-6000

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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


The sole purpose of this filing is to file Exhibits 1, 10.2 and 10.4 and to make certain other changes to Part II of this Registration Statement. There have been no changes to the Prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

                                      ITEM                                      AMOUNT
    -------------------------------------------------------------------------  --------
    SEC Registration Fee.....................................................  $ 11,897
    NASD Filing Fee..........................................................  $  3,950
    Nasdaq National Market Listing Fee.......................................  $ 46,000
    Blue Sky Fees and Expenses...............................................  $ 15,000
    Transfer Agent and Registrar Fees........................................  $ 12,500
    Accounting Fees and Expenses.............................................  $250,000
    Legal Fees and Expenses..................................................  $275,000
    Printing Expenses........................................................  $125,000
    Premium for D&O Insurance................................................  $175,000
    Miscellaneous............................................................  $ 35,653
                                                                               --------
         Total...............................................................  $950,000
                                                                               ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Registrant's Certificate of Incorporation provides that the Registrant's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In the three years preceding the filing of this Registration Statement, the Registrant has not sold any securities which were not registered under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant has awarded to employees and directors options to purchase 782,691 shares of Common Stock, none of which have become exercisable prior to the date hereof. The Registrant also issued 6,000,000 shares of Common Stock to its sole stockholder in February 1996 in connection with its reincorporation merger in Delaware. Such transaction was not a "sale" because it fit within the exemption under Rule 145(a)(2) under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following is a list of exhibits filed as a part of this registration statement.

(a)  Exhibits


   EXHIBIT
   NUMBER                                       DESCRIPTION
   -------   ----------------------------------------------------------------------------------
   1         Form of Underwriting Agreement among the Underwriters named therein and the Com-
             pany.
   3.1*      Restated Certificate of Incorporation of the Company.
   3.2*      Bylaws of the Company, as amended.
   4*        Specimen Certificate for shares of Common Stock, $.01 par value, of the Company.
   5*        Opinion of Ropes & Gray.
   10.1*     Form of Registration Rights and Non-Competition Agreement.
   10.2      Tax Indemnification Agreement dated November 25, 1996.
   10.3*     1996 Amended and Restated Equity Incentive Plan.
   10.4      1996 Employee Stock Purchase Plan.
   10.5*     1996 Director Option Plan for Non-Employee Directors.
   10.6*     Lease dated May 1, 1995 between Advent Realty Limited Partnership II and the
             Company for the premises located at 1033 Massachusetts Avenue, Cambridge,
             Massachusetts (the "Cambridge Lease").
   10.7*     First Amendment to the Cambridge Lease, dated August 28, 1995.
   10.8*     Second Amendment to the Cambridge Lease, dated May 21, 1996.
   11*       Statement Regarding Computation of Pro Forma Per Share Earnings.
   23.1*     Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5 hereto).
   23.2*     Consent of Arthur Andersen LLP.
   24*       Power of Attorney.
   99.1*     Consent of Robert M. Galford.
   99.2*     Consent of George R. Hornig.
   99.3*     Consent of Christopher W. Mines.
   99.4*     Consent of Michael H. Welles.


---------------

  *  Previously filed.

(b)  Financial Statement Schedules

        Schedule II -- Valuation and Qualifying Accounts

     All other schedules for which provision is made in Regulations S-X of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

ITEM 17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under "Item 14 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Company hereby undertakes to provide at the closing of this offering to the Underwriters specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 26th day of November, 1996.


                                            FORRESTER RESEARCH, INC.

                                            By:    /s/  GEORGE F. COLONY

                                              ----------------------------------
                                           Name: George F. Colony
                                            Chairman of the Board, President,
                                           and
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                               TITLE                       DATE
----------------------------------------   ------------------------------   -------------------
         /s/  GEORGE F. COLONY             Chief Executive Officer,          November 26, 1996
----------------------------------------     President and Director
            George F. Colony                 (Principal Executive
                                             Officer)
         /s/  DAVID H. RAMSDELL            Director, Finance (Principal      November 26, 1996
----------------------------------------     Financial Officer and
           David H. Ramsdell                 Accounting Officer)

                                 EXHIBIT INDEX


   EXHIBIT
   NUMBER                                  DESCRIPTION                                    PAGE
   ----    ----------------------------------------------------------------------------   ----
   1       Form of Underwriting Agreement among the Underwriters named therein and the
           Company.
   3.1*    Restated Certificate of Incorporation of the Company.
   3.2*    Bylaws of the Company, as amended.
   4*      Specimen Certificate for shares of Common Stock, $.01 par value, of the
           Company.
   5*      Opinion of Ropes & Gray.
   10.1*   Form of Registration Rights and Non-Competition Agreement.
   10.2    Tax Indemnification Agreement dated November 25, 1996.
   10.3*   1996 Amended and Restated Equity Incentive Plan.
   10.4    1996 Employee Stock Purchase Plan.
   10.5*   1996 Director Option Plan for Non-Employee Directors.
   10.6*   Lease dated May 1, 1995 between Advent Realty Limited Partnership II and the
           Company for the premises located at 1033 Massachusetts Avenue, Cambridge,
           Massachusetts (the "Cambridge Lease").
   10.7*   First Amendment to the Cambridge Lease, dated August 28, 1995.
   10.8*   Second Amendment to the Cambridge Lease, dated May 21, 1996.
   11*     Statement Regarding Computation of Pro Forma Per Share Earnings.
   23.1*   Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5 hereto).
   23.2*   Consent of Arthur Andersen LLP.
   24*     Power of Attorney.
   99.1*   Consent of Robert M. Galford.
   99.2*   Consent of George R. Hornig.
   99.3*   Consent of Christopher W. Mines.
   99.4*   Consent of Michael H. Welles.


---------------

  *  Previously filed.